As filed with the Securities and Exchange Commission on March 30, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HARVARD APPARATUS REGENERATIVE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	45-5210462
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

84 October Hill Road, Suite 11 Holliston, MA	01746
(Address of Principal Executive Offices)	(Zip Code)

2013 Equity Incentive Plan

(Full title of the plan)

David Green

President and Chief Executive Officer

Harvard Apparatus Regenerative Technology, Inc.

84 October Hill Road, Suite 11, Holliston, MA 01746

(Name and address of agent for service)

(774) 233-7300

(Telephone number, including area code, of agent for service)

With copies to:

Chad J. Porter, Esq.

Burns & Levinson LLP

125 Summer Street

Boston, Massachusetts 02110

(617) 345-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, $0.01 par value per share	640,000 (2)	$4.15 (3)	$2,656,000 (3)	$308.63

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Represents an automatic increase of (i) 320,000 shares to the number of shares available for issuance on January 1, 2014 and (ii) 320,000 shares to the number of shares available for issuance on January 1, 2015, pursuant to an “evergreen” provision under the Registrant’s 2013 Equity Incentive Plan (the “2013 Plan”). Shares available for issuance under the 2013 Plan were previously registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on October 31, 2013 (Registration No. 333-192027) (the “Prior Registration Statement”).

(3)	Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. Such computation is based on the average of the high and low prices of the Registrant’s common stock as reported on the NASDAQ Capital Market on March 2, 2015 with respect to trading under the ticker symbol “HART”.

INCORPORATION BY REFERENCE OF PRIOR REGISTRATION STATEMENT

This Registration Statement on Form S-8 is filed by Harvard Apparatus Regenerative Technology, Inc., a Delaware corporation (the “Registrant”), relating to 640,000 shares of its common stock, par value $0.01 per share (the “Common Stock”), issuable under the Registrant’s 2013 Equity Incentive Plan (the “2013 Plan”) that have become reserved for issuance as a result of the operation of the “evergreen” provision of the 2013 Plan, which provides that the total number of shares subject to such plan will be increased on January 1 of each of the ten (10) calendar years during the term of the 2013 Plan pursuant to a specified formula. The shares of Common Stock included on this Registration Statement are in addition to the shares of Common Stock relating to the 2013 Plan that were registered on the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on October 31, 2013 (Registration No. 333-192027) (the “Prior Registration Statement”).

This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding the Registration of Additional Securities. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as supplemented by the information set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Commission. The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the Commission on March 27, 2015 pursuant to Section 13 of the Exchange Act;

(b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(c) The description of the Registrant’s Common Stock contained in the Registrant’s Amendment No. 2 to Registration Statement on Form 10 (File No. 001-35853) filed with the Commission on October 11, 2013 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents, except as to documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Holliston, Commonwealth of Massachusetts, on this 30th day of March, 2015.

Harvard Apparatus Regenerative Technology, Inc.

By:	/s/ David Green
David Green
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints David Green and Thomas McNaughton, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Harvard Apparatus Regenerative Technology, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ David Green	President and Chief Executive Officer and	March 30, 2015
David Green	Chairman (Principal Executive Officer)

/s/ Thomas McNaughton	Chief Financial Officer (Principal Financial	March 30, 2015
Thomas McNaughton	Officer and Principal Accounting Officer)

/s/ John Canepa	Director	March 30, 2015
John Canepa

/s/ John F. Kennedy	Director	March 30, 2015
John F. Kennedy

/s/ James McGorry	Director	March 30, 2015
James McGorry

/s/ Thomas Robinson	Director	March 30, 2015
Thomas Robinson

INDEX TO EXHIBITS

Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant

4.2(2)	Amended and Restated By-laws of the Registrant

5.1	Opinion of Burns & Levinson LLP, counsel to the Registrant

23.1	Consent of KPMG LLP

23.2	Consent of Burns & Levinson LLP (included in Exhibit 5.1)

24.1	Power of attorney (included on the signature pages of this registration statement)

99.1(3)	Harvard Apparatus Regenerative Technology, Inc. 2013 Equity Incentive Plan

(1)	Previously filed with the Securities and Exchange Commission as Exhibit 3.1 to the Registrant’s Registration Statement on Form 10 filed on July 31, 2013, as amended (File No. 001-35853) and incorporated herein by reference.
(2)	Previously filed with the Securities and Exchange Commission as Exhibit 3.3 to the Registrant’s Registration Statement on Form 10 filed on July 31, 2013, as amended (File No. 001-35853) and incorporated herein by reference.
(3)	Previously filed with the Securities and Exchange Commission as Exhibit 10.8 to the Registrant’s Registration Statement on Form 10 filed on July 31, 2013, as amended (File No. 001-35853) and incorporated herein by reference.